Exhibit 10.2

LOAN AND SECURITY AGREEMENT

Dated as of May 1, 2023

between

DARIOHEALTH CORP.,

a Delaware corporation

(“Company”),

PSYINNOVATIONS, INC.,

a Delaware corporation

as a borrower

(together with Company, each individually, a “Borrower”,

and collectively, “Borrower”)

LABSTYLE INNOVATION LTD.,

an Israeli private company, Company #514668466

(“Guarantor” or “Israeli Subsidiary”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership, (“Avenue 2”),

as a lender,

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P.,

a Delaware limited partnership (“Avenue”)

as administrative agent and collateral agent (in such capacity “Agent”)

and as a lender (in such capacity, together with Avenue 2, a “Lender” and collectively, the “Lenders”)

LOAN AND SECURITY AGREEMENT

Borrower, Guarantor, Lenders and Agent anticipate entering into one or more transactions pursuant to which each Lender agrees to make available to Borrower a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrower, Lenders and Agent which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1         Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2          Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1         The Commitment. Subject to the terms and conditions of this Agreement, each Lender agrees to make term loans to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. Each Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2         Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of each Lender, in the total principal amount of such Lender’s pro rata share of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as specified in the Supplement hereto. In advance of the due date of such payments, Agent shall deliver to Borrower a detailed amortization payment schedule showing each payment amount, including any applicable fees and costs or expenses to be reimbursed. As applicable, Agent shall deliver to Borrower an updated amortization schedule in advance of the due date of any changed payment amounts. Repayment of the Loans and payment of all other amounts owed to each Lender will be paid by Borrower in the currency in which the same has been provided (i.e., United States Dollars).

2.3         Procedures for Borrowing.

(a)          Other than a borrowing on the Closing Date, at least five (5) Business Days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by each Lender participating in the Loan in its sole discretion), Lenders shall have received from Company a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Borrower, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lenders may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b)          No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Pacific Standard Time on such Borrowing Date, each Lender shall make its pro rata share of the Loan available to Borrower in immediately available funds.

2.4          Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5          Intentionally Omitted.

2.6          Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lenders interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7         Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

2.8          Late Charges. If Borrower is late in making any scheduled payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than $50.00 for any one such delinquent payment. This late charge may be charged by Lenders for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lenders and Agent to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Agent or Lenders.

2.9         Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by each Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lenders’ records shall be conclusive evidence thereof.

2.10       Grant of Security Interests; Filing of Financing Statements.

(a)          To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Agent, for the ratable benefit of Lenders, continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Agent to prepare and file reasonably appropriate financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.

(b)          In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Agent, for the ratable benefit of Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Within thirty (30) days after the Closing Date or at any time thereafter following Agent’s request, the certificate or certificates for the Shares will be delivered to Agent, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, and subject to any applicable law, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee(s). Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Except as provided in the following sentence, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would constitute a violation of any of the terms of this Agreement. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default and Agent’s written notice to Borrower of Agent’s intent to exercise its rights and remedies under this Agreement, including this Section 2.10(b).

(c)           Borrower is and shall remain absolutely and unconditionally liable for the performance of its Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due to each Lender under any of the Loan Documents.

(d)          All Collateral pledged by Borrower under this Agreement and any Supplement shall secure the timely payment and performance of all Obligations. Except as expressly provided in this Agreement, no Collateral pledged under this Agreement or any Supplement shall be released until such time as all Obligations have been satisfied and paid in full (other than inchoate indemnity obligations).

(e)           Israeli Subsidiary shall create, in favor of the Agent, a first ranking floating charge over all of the present and future assets of Israeli Subsidiary whether now existing or hereafter created, and a first ranking fixed charge over Israeli Subsidiary’s intellectual property rights, reputation and goodwill, bank accounts, customer accounts and other fixed assets and any tax benefit it may have, in accordance with the respective Israeli Security Documents (as amended, modified or restated from time to time). In addition, Israeli Subsidiary undertakes to create within twenty (20) days of the end of each financial quarter, and more often if requested at the sole and absolute discretion of the Agent, a first ranking fixed charge over Israeli Subsidiary’s intellectual property rights, all in accordance with the Israeli Fixed Charge (or in the form of an amendment to the existing Israeli Security Document, at the Agent’s discretion; each such new and/or amended debenture shall also be included in the definition of the term “Israeli Security Documents” herein). Borrower warrants and represents that the charges of the Israeli Security Documents, upon the filing thereof, shall be first priority fixed and floating charges (as provided therein) in the applicable Collateral.

(f)           In addition to and without limiting the foregoing, all obligations shall also be secured by (a) any and all properties, rights and assets of Israeli Subsidiary granted by Israeli Subsidiary to the Agent now, or in the future, in which Israeli Subsidiary obtains an interest, or the power to transfer rights in, including, without limitation, the Charged Assets as set forth in the Israeli Security Documents, and (b) any and all security agreements, mortgages or other collateral agreements granted by Israeli Subsidiary to the Agent, now or in the future.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower (other than the Excluded Indian Subsidiary) and each Loan Party, represent and warrant that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1         Due Organization. Borrower and each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2         Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower and each Loan Party are within such Loan Party’s powers, have been duly authorized, and are not in conflict with such Loan Party’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of the applicable Loan Party, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower and the applicable Loan Party, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3         Compliance with Applicable Laws. Borrower and each Subsidiary has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower or such Subsidiary, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4         No Conflict. The execution, delivery, and performance by Borrower and each Loan Party of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower or such Loan Party is a party or by which Borrower or such Loan Party may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrant and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Closing Date.

3.5         No Litigation, Claims or Proceedings. Except as shown on Schedule 3.5, there is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, its property or the conduct of its business.

3.6         Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lenders fairly and accurately, in all material respects, reflect Borrower’s financial condition in accordance with GAAP as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7         No Subsidiaries. Except as shown on Schedule 3.7, as of the Closing Date, neither Borrower nor any Loan Party is a majority owner of or in a control relationship with any other business entity.

3.8         Environmental Matters. To its knowledge after reasonable inquiry, Borrower and each Subsidiary has concluded that it is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9          No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10       Full Disclosure. To Borrower’s and each Loan Party’s best knowledge, none of the representations or warranties made by Borrower or any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower or any Loan Party in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to either Lender prior to the Closing Date or pursuant to Section 5.2 hereof), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that with regard to any projections, forecasts, business plans and budgets, while the same were prepared in good faith, neither the Borrower nor any Loan Party represents or warrants that any of them will achieve any results set forth in such projections, forecasts, business plans or budgets.

3.11       Specific Representations Regarding Collateral.

(a)          Title. Except for the security interests created by this Agreement and Permitted Liens, the Excluded Assets and the Collateral which is subject to the IIA Consent, (i) Borrower or the applicable Loan Party is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens. There exist no currently effective assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b)          Rights to Payment. The names of the obligors, amounts owing to Borrower or the applicable Loan Party, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower and each Loan Party further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c)          Location of Collateral. As of the Closing Date, each Loan Party’s chief executive office, and Borrower’s Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement.

(d)          Business Names. Other than its full corporate name, no Loan Party conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12       Copyrights, Patents, Trademarks and Licenses.

(a)          Borrower and each Loan Party owns or is licensed or otherwise has the right to use all of the Patents, Trademarks, service marks, trade names, Copyrights, contractual franchises, authorizations and other similar rights that are material to the operation of its business, without known conflict with the rights of any other Person.

(b)          To Borrower’s and each Loan Party’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by it infringes upon any rights held by any other Person.

(c)         No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Borrower or any Loan Party, threatened, and, to the knowledge of Borrower or any Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

3.13       Regulatory Compliance. Borrower and each applicable Loan Party has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s or any Loan Party’s failure to comply with ERISA that is reasonably likely to result in Borrower’s or such Loan Party’s incurring any liability that could have a Material Adverse Effect. Neither Borrower nor any Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower and each Loan Party has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act, as applicable.

3.14       Shares. Borrower and each Loan Party has full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit it from pledging the Shares pursuant to this Agreement. To the knowledge of Borrower or any applicable Loan Party, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To the knowledge of Borrower or any applicable Loan Party, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower or the applicable Loan Party knows of no reasonable grounds for the institution of any such proceedings.

3.15       Compliance with Anti-Corruption Laws. Neither Borrower nor any Subsidiary has taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Neither Borrower nor any Subsidiary, nor their employees, agents and representatives have directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office. None of the principals or staff of Borrower or any Subsidiary are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16       IIA and Investment Center. As of the Closing Date, other than as set forth under Schedule 3.16, Israeli Subsidiary did not receive any grants, funds or benefits (including, but not limited to, tax benefits) from the IIA or Investment Center, or the Binational Industrial Research and Development Foundation or any other Governmental Authority. Other than as set forth under Schedule 3.16, the ISR Guarantor is not obligated to pay any royalties or any other payments to the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority. The transactions contemplated under this Agreement, other than with respect to the IIA Consent and the Lender Undertaking, the Israeli Security Documents and any other Loan Document (including the realization of the Charged Assets) are not subject to any right and do not require the approval of the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority.

3.17       Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1         Conditions to First Loan. The obligations of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lenders of the documents described below, duly executed and in form and substance satisfactory to each Lender and its counsel:

(a)          Resolutions. A certified copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of the applicable Loan Documents.

(b)          Incumbency and Signatures. A certificate of the secretary of each Loan Party certifying the names of the officer or officers of such Loan Party authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c)          Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Agent or any Lender may reasonably request, in form and substance satisfactory to Agent and Lenders.

(d)          Charter Documents. Copies of the organizational and charter documents of each Loan Party (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Closing Date, certified by an officer of such Loan Party as being true, correct and complete.

(e)           This Agreement. Counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lenders.

(f)           Financing Statements. Filing copies (or other evidence of filing satisfactory to Agent and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Agent shall request.

(g)          Intellectual Property Security Agreements. An Intellectual Property Security Agreement executed by Israeli Subsidiary, and an Intellectual Property Security Agreement executed by each Borrower, each in form and substance satisfactory to Agent.

(h)          Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower and Israeli Subsidiary from such jurisdictions or offices as Agent may reasonably request, including without limitation the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office, all as of a date reasonably satisfactory to Agent and its counsel.

(i)           Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Agent from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is qualified to do business.

(j)           Warrant. The Warrant issued by Company to each Lender exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

(k)          Insurance Certificates. Insurance certificates showing Agent as loss payee or additional insured on insurance policies as required pursuant to Section 5.5.

(l)           Guarantees. The Guarantee executed by Israeli Subsidiary, in form and substance satisfactory to Agent.

(m)         Israeli Documents. (i) The applicable Israeli Security Documents, executed with wet ink by Israeli Subsidiary, each in form and substance satisfactory to Agent; (ii) pledge registration notices to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office (to the extent applicable), executed with wet ink by an officer of Israeli Subsidiary or Company (as applicable), in connection with the filing of the Israeli Security Documents, and evidence of the payment of any applicable fees in connection therewith; (iii) evidence satisfactory to Lenders that all applicable submissions to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office (as applicable) in connection with the registration of the security interests in favor of Agent have been made, and, in each case within 2 Business Days of the receipt thereof, a copy of the registration certificates from the applicable Israeli registrar evidencing such registration, together with an updated extract from the applicable Israeli registrar; (iv) all documents reasonably required in connection with the release of security interests, including with respect to the release of the Liens registered with the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office (to the extent applicable), and evidence satisfactory to Lenders that all applicable submissions to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office (as applicable) in connection with the release of such Liens have been made, and, in each case within 2 Business Days of the receipt thereof, a copy of the release certificate from the applicable Israeli registrar evidencing such release; (v) an executed letter of the IIA granting its approval and consent (the “IIA Consent”) to the creation of a security interest over Israeli Subsidiary's intellectual property developed with funding of the IIA, subject to each Lender providing a duly executed undertaking in favor of the IIA; (vi) duly executed Board and shareholder resolutions of Israeli Subsidiary in connection with the execution of Israeli Security Agreements, the Guarantee and any other Loan Documents to which it is a party; (vii) Israeli Subsidiary's amended and restated Articles of Association and any other governing documents of Israeli Subsidiary; (viii) a legal opinion of Israeli counsel to the Company, in a form and substance satisfactory to Lenders; (ix) certified officer’s certificate with respect to Israeli Subsidiary's governing documents, Board and shareholder resolutions and incumbency; (x) evidence satisfactory to Lenders that Israeli Subsidiary has successfully filed an annual report to the Israeli Registrar of Companies; (xi) evidence that the articles of association of Israeli Subsidiary have been amended to include substantially the following provision: "Notwithstanding anything to the contrary herein or in any shareholders agreement, for so long as any shares of the company are subject to a security interest granted in favor of AVENUE VENTURE OPPORTUNITIES FUND, L.P. (including its respective successors and assigns, the “Secured Party”), as agent, under or in connection with the Loan and Security Agreement dated May 1, 2023, among, inter alia, DARIOHEALTH CORP., PSYINNOVATIONS, INC., LABSTYLE INNOVATION LTD. and AVENUE VENTURE OPPORTUNITIES FUND, L.P. and AVENUE VENTURE OPPORTUNITIES FUND II, L.P. as Lenders and AVENUE VENTURE OPPORTUNITIES FUND, L.P., as agent, as may be amended from time to time, the "Loan and Security Agreement"), any restrictions or limitations on, or approval requirements for, the transfer of shares or other securities, the registration of share transfers in the shareholders registry of the company, or the exercise of any rights, preferences, privilege and powers shall not apply to: (i) the creation of any lien over shares or other liens of the company in accordance with the Loan Documents (as such term is defined in the Loan and Security Agreement); (ii) any transfer of the shares or other securities to any person under or pursuant to enforcement of the Loan Documents, including the Secured Party or any of its affiliates; and (iii) the registration of any such share transfer(s) in the shareholders registry of the company or the exercise of any rights, preferences, privileges and powers attached to such shares or conferred upon the holders thereof under law or by virtue of these Articles of Association or any contract. The Secured Party and any receiver shall be third party beneficiaries of the provisions of this Article and no waiver, amendment or modification of this Article may be made without the prior written consent of the Secured Party.”; and (xii) an up-to-date extract from a search against Israeli Subsidiary at the Israeli Patents Office evidencing that there is no outstanding Lien over its assets.

(n)          Pay-Off Letter. A pay-off letter of Orbimed Royalty & Credit Opportunities III, LP (“Orbimed”) in form and substance satisfactory to Agent and Lenders, pursuant to which Borrower hereby confirms that Agent shall be Borrower’s designee in connection with the release of agreements relating to collateral and shall be entitled to rely on the further assurances made by Orbimed as described therein.

(o)          Other Documents. Such other documents and instruments as Agent or Lenders may reasonably request to effectuate the intents and purposes of this Agreement.

4.2         Conditions to All Loans. The obligation of each Lender to make its initial Loan and any subsequent Loan is subject to the following further conditions precedent that:

(a)          No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan.

(b)          No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c)          Borrowing Request. Company shall have delivered to each Lender a Borrowing Request for such Loan.

(d)          Note. Borrower shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e)           Supplemental Lien Filings. Borrower and Israeli Subsidiary, as applicable, shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Agent may reasonably request, or as may be required in accordance with any applicable law, in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Agent’s Liens on the Collateral.

(f)           VCOC Limitation. Lenders shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan such Lender would no longer qualify as: (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g)          Financial Projections. Company shall have delivered to Lenders Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity obligations), Borrower and each Loan Party, as applicable, will:

5.1         Notice to Lenders. As soon as possible and in any event within five (5) Business Days after Borrower or a Loan Party obtains knowledge, give written notice to Lenders of:

(a)          Any litigation or administrative or regulatory proceeding affecting Borrower or a Loan Party where the amount claimed against Borrower is $250,000 or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim, including brief details of such claim and such other information as Agent may reasonably request to enable Agent to better perfect its Lien in such commercial tort claim as Collateral.

(b)          Any substantial dispute which may exist between Borrower or a Loan Party and any Governmental Authority or regulatory authority.

(c)           The occurrence of any Default or any Event of Default, a statement of an authorized officer of Borrower setting forth details of such Default or Event of Default and the action which the applicable Borrower has taken or proposes to take with respect thereto.

(d)          Any change in the location of any of Borrower’s or a Loan Party’s places of business or Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e)           Any dispute or default by Borrower, a Loan Party or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect, and, to the extent Agent or any Lender requests, copies of all documentation relating thereto.

(f)           Any other matter which has resulted or might reasonably result in a Material Adverse Change.

(g)          Any Subsidiary Borrower or a Loan Party intends to acquire or create.

5.2          Financial Statements. Deliver to Lenders or cause to be delivered to Lenders, in form and detail satisfactory to Lenders the following financial and other information, which Company warrants shall be accurate and complete in all material respects:1

(a)          Interim Financial Statements. As soon as available but no later than (i) forty-five (45) days after the end of each quarter, Company’s unaudited balance sheet as of the end of such period (prepared on a consolidated and consolidating basis), and Company’s unaudited income statement and cash flow statement for such period and for that portion of Company’s financial reporting year ending with such period, (ii) thirty (30) days after the end of each month, Company’s statement of net revenue and gross margin and (iii) thirty (30) days after the second and third month of each quarter, Company’s statement of operating expenses, prepared in accordance with GAAP and attested by a responsible financial officer of Company as being complete and correct in all material respects and fairly presenting Company’s and each Subsidiary’s financial condition and the results of Company’s operations as of the date(s) and for the period(s) covered thereby.

(b)          Year-End Financial Statements. As soon as available but no later than ninety (90) days after the end of each financial reporting year, a complete copy of Company’s audit report (prepared on a consolidated and consolidating basis), which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Company and satisfactory to Lenders (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records.

1 Note to Draft: Avenue is reviewing the financial statement delivery requirements and discussing with Dario

(c)          Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Company (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Company is taking or proposes to take with respect thereto. If requested by any Lender, a Compliance Certificate also shall be delivered to Lenders on the Closing Date.

(d)          Government Required Reports. Promptly after sending, issuing, making available, or filing, copies of all reports, proxy statements, and financial statements that Company sends or makes available generally to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing was first due, all registration statements and reports that Company files or is required to file with the Securities and Exchange Commission, or any other Governmental Authority or regulatory authority having similar authority.

(e)          Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, capitalization tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information, in each case, as any Lender may from time to time reasonably request.

(f)           Board Packages. In addition to the information described in Section 5.2(e), Company will promptly provide Lenders with copies of information and notices it supplies to its shareholders, and copies of all information, notices, minutes, consents and other materials, financial or otherwise, which Company provides to its Board of Directors (collectively, “Board Packages”); provided, however, that Company need not provide Lenders with copies of routine Board actions, such as option and stock grants under Company’s equity incentive plan in the normal course of business; and provided, further, however, that such Board Packages may be redacted to the extent that (i) based on the advice of counsel, Company’s Board of Directors determines such redaction is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons or (ii) such redacted material relates to Lenders (or Company’s strategy regarding the Loans or Lenders).

5.3          [Reserved.].

5.4         Existence. Maintain and preserve its existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all of its property in good working order and condition, ordinary wear and tear excepted.

5.5         Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower or the applicable Loan Party, with insurance carriers having a rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide” or, not less than rating “A” Standard & Poor’s or equivalent, or LLOYD’s of London (as a non-admitted insurer), unless otherwise approved by Lenders. Such insurance policies must be in form and substance reasonably satisfactory to Lenders, and shall list Agent as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Agent. Borrower and each Loan Party shall furnish to Agent such endorsements, and upon Lender’s request, copies of any or all such policies. With respect to any insurance policy of Israeli Subsidiary, Agent shall be designated as a “beneficiary (Motav)” in the meaning and for the purposes of the Israeli Insurance Contract Law, 1981 in form reasonably acceptable to Agent.

5.6         Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any Governmental Authority or regulatory authority having jurisdiction over Borrower or the Loan Party or its business; and permit employees or agents of Agent at such reasonable times as Agent may request, at Borrower’s expense (not to exceed $2,500 in any 12-month period unless an Event of Default has occurred and is continuing), to inspect Borrower’s or the Loan Party’s properties, and to examine, review and audit, and make copies and memoranda of Borrower’s or the Loan Party’s books, accounts and records.

5.7          Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any Governmental Authority or regulatory authority having jurisdiction over, Borrower or any Subsidiary or its business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8          Taxes and Other Liabilities. Pay all Borrower’s and each Subsidiary’s Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns (subject to any applicable extensions).

5.9          Special Collateral Covenants.

(a)          Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all commercially reasonable ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s or the applicable Loan Party’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records, in all material respects, relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Borrower and each Loan Party hereby authorizes Lenders’ officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s or the Loan Party’s officers and employees, and, in the case of any Right to Payment, after consultation with Borrower or the Loan Party, with any Person which is or may be obligated thereon.

(b)          Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower or a Loan Party as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Agent, or those naming Agent as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c)           Change in Location or Name. Without at least 30 days’ prior written notice to Agent: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of incorporation or its legal structure.

(d)          [Reserved].

(e)           Agreement with Persons in Possession of Collateral. Use its commercially reasonable efforts to obtain and maintain such customary acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $10,000 per location as Lenders may require, all in form and substance reasonably satisfactory to Lenders. In addition, Lenders shall have the right to require Borrower or the applicable Loan Party to use its commercially reasonable efforts to provide Agent with a Waiver for any Collateral that is located in a jurisdiction that provides for statutory landlord’s Liens and for any location at which the Person in possession of such Collateral has a Lien thereon. Notwithstanding anything to the contrary in this Section 5.9(e), Borrower, each Loan Party and Lender acknowledge and agree that all material Intellectual Property and Records that are maintained on items of Collateral for which Borrower or the applicable Loan Party is unable to provide a Waiver also shall be maintained or backed up in a manner sufficient that Agent shall be able to have access to such Intellectual Property and Records in accordance with the exercise of Agent’s rights hereunder

(f)           Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10       Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize each Lender and Agent to initiate debit entries to Company’s Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest, subject to the Agent’s prior delivery to Borrower of a detailed amortization schedule as provided in Section 2.2 hereof; (ii) provide each Lender at least thirty (30) days’ notice of any change in Company’s Primary Operating Account; and (iii) grant each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.11       Anti-Corruption Laws. Provide true, accurate and complete information, in all material respects, in all product orders, reimbursement requests and other communications relating to Borrower or the applicable Loan Party and its products.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity obligations), neither Borrower nor any Subsidiary, as applicable, will:

6.1        Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a)          Indebtedness incurred for the acquisition of supplies, Inventory or other property or services on normal trade credit;

(b)          Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c)          Indebtedness of a Loan Party under this Agreement or any other Loan Document;

(d)          Subordinated Debt;

(e)          any Indebtedness approved by Lenders prior to the Closing Date as shown on Schedule 6.1;

(f)           Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens” not to exceed $100,000 in aggregate principal amount outstanding at any time:

(g)          Indebtedness incurred under corporate credit cards not to exceed $100,000 in aggregate principal amount outstanding at any time;

(h)          guaranties and similar surety obligations in respect of Indebtedness permitted under this Section 6.1; and

(i)           extensions, refinancings and renewals of any of the foregoing; provided that the principal amount thereof is not increased.

6.2         Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s or any Loan Party’s property, except Permitted Liens and any negative pledge in respect of any asset subject to a Lien permitted by clause (c) of the definition of Permitted Liens. Borrower, each Loan Party, Lenders and Agent agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s or any Loan Party’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower or any Loan Party, including without limitation Israeli Subsidiary, shall constitute an Event of Default.

6.3         Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s or any Loan Party’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower or the applicable Loan Party, (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees or contractors upon termination of employment or services under reverse vesting or similar repurchase plans not to exceed $200,000 in any calendar year, (c) the conversion of Borrower’s or any Loan Party’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (d) the purchase, redemption or other acquisition of shares of Borrower’s or any Loan Party’s capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock, (e) (i) make cashless repurchases of equity interests deemed to occur upon exercise of stock options or warrants of such equity interests to represent a portion of the exercise price of such options or warrants and (ii) acquire (or withhold) their equity interests pursuant to any employee stock option or similar plan in satisfaction of withholding or similar taxes payable by any present or former officer, employee, director or member of management and make deemed repurchases in connection with the exercise of stock options, and (f) make payments of cash in lieu of fractional shares of equity interests arising out of stock dividends, splits or combinations in connection with exercises or conversions of options, warrants and other convertible securities.

6.4         Fundamental Changes. (a) Liquidate or dissolve; (b) enter into, or permit any of Borrower’s or any Loan Party’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrower’s or any Loan Party’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person for an amount in excess of $1,000,000. Notwithstanding anything to the contrary in this Section 6.4, Borrower or any Loan Party may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lenders an agreement in form and substance reasonably satisfactory to each Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower or the applicable Loan Party in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lenders shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lenders, in each Lender’s sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, each Lender may consider, among other things, changes in Borrower’s or the applicable Loan Party’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary (other than the Excluded Indian Subsidiary) may merge or consolidate into another Subsidiary other than the Excluded Indian Subsidiary and (ii) Borrower or any Loan Party may consolidate or merge with any of its Subsidiaries (other than the Excluded Indian Subsidiary) provided that Borrower or the applicable Loan Party is the continuing or surviving Person.

6.5         Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s or Israeli Subsidiary’s assets except (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by Borrower or the applicable Loan Party in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.3, 6.4, 6.6 or 6.7 hereunder; and (vi) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

6.6          Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments (“Investments”), except:

(a)          accounts receivable in the ordinary course of Borrower’s or the applicable Loan Party’s business;

(b)          Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least $100,000,000 in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c)          Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d)          temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e)          Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s or the applicable Loan Party’s industry and which do not require it to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Required Lenders, require it to transfer ownership of non-cash assets to such joint venture or other entity;

(f)           Investments in (i) one or more wholly-owned domestic Subsidiaries of Borrower or the applicable Loan Party, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower or Loan Party hereunder or has executed and delivered to Lenders an agreement, in form and substance reasonably satisfactory to Required Lenders, containing a guaranty of the Obligations, and (ii) except as permitted by Section 6.6(n) below, one or more wholly-owned foreign Subsidiaries of Borrower or the applicable Loan Party with the prior written consent of Required Lenders;

(g)          Investments approved by Lenders prior to the Closing Date as shown on Schedule 6.6;

(h)          Investments accepted in connection with Transfers permitted by Section 6.5;

(i)           non-cash loans approved by Borrower’s or the applicable Loan Party’s Board of Directors to employees, officers or directors relating to the purchase of its equity securities pursuant to employee stock purchase plans or agreements approved by its Board of Directors, limited to an aggregate total of $100,000 at any time outstanding;

(j)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business of Borrower or the applicable Loan Party;

(k)          Investments permitted under Section 6.11;

(l)           Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business;

(m)        Subject to the limitations set forth in Section 6.6(n) below, investments by wholly owned Subsidiaries in other wholly owned Subsidiaries or in Borrower or a Loan Party;

(n)          Investments by Borrower or a Loan Party in the Excluded Indian Subsidiary (i) to cover ordinary, necessary, current operating expenses in the ordinary course of business including intercompany markup required by the Indian tax authorities not exceeding $3,000,000 in any Fiscal Year or (ii) for other purposes so long as such other Investments do not exceed $1,000,000 in the aggregate outstanding at any time;

(o)          Other Investments not to exceed the Threshold Amount in the aggregate over the term of this Agreement.

6.7         Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, except (a) sales of equity securities by Company and incurrence of Subordinated Debt for capital raising purposes, and (b) Investments permitted under clauses (d), (f), (i) or (m) of Section 6.6.

6.8          Other Business. Engage in any material line of business other than the business Borrower or the Loan Party conducts as of the Closing Date and any business substantially similar or related or incidental thereto.

6.9         Financing Statements and Other Actions. Fail to execute and deliver to Agent all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Agent to maintain a perfected first priority security interest in the Collateral in favor of Agent, subject to Permitted Liens; perform such other acts, and execute and deliver to Agent such additional conveyances, assignments, agreements and instruments, as Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or Agent’s rights, powers and remedies hereunder.

6.10       Compliance. Become required to be registered as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Agent’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

6.11       Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by Borrower or a Loan Party except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement with respect to which an account control agreement has been executed and delivered to Agent, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower or the Loan Party and Agent shall have taken such action as Agent reasonably deems necessary to obtain a perfected first priority security interest therein, including without limitation the execution and delivery of an account control agreement, subject to Permitted Liens. The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or the Loan Party’s employees and identified to Lender as such. Notwithstanding anything herein to the contrary, bank accounts located in Israel need not be subject to an account control agreement. In addition, Israeli Subsidiary shall not at any given time maintain cash in excess of $10,000,000 in Deposit Accounts held with banks located outside of the United States.

6.12       Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans and Indebtedness permitted by Section 6.1 hereof). Notwithstanding the foregoing, the parties agree that the conversion or exchange into Company’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13       Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower or the applicable Loan Party, Agent and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, each Lender agrees that the conversion or exchange into its equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14       Subsidiaries.

(a)          Acquire or create any Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co-borrower hereunder or executes and delivers to Agent one or more agreements, in form and substance reasonably satisfactory to Required Lenders, containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets, subject to Permitted Liens. For clarity, the parties acknowledge and agree that Required Lenders shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrower or the applicable Loan Party shall notify Lenders thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s or the Loan Party’s purpose for its acquisition or creation of such Subsidiary.

(b)          Sell, transfer, encumber or otherwise dispose of its ownership interest in any Subsidiary other than Permitted Liens.

(c)           Cause or permit a Subsidiary other than Excluded Indian Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower or the Loan Party and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares, except to Borrower or a wholly owned Subsidiary of Borrower or a Loan Party (other than Excluded Indian Subsidiary).

6.15       Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except for Personal Property Leases of Equipment in the ordinary course of business that do not in the aggregate require it to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any such lease) in any calendar year in excess of $100,000 in aggregate amount. For the avoidance of doubt, this Section 6.15 will not be applicable to Indebtedness otherwise permitted under Section 6.1(f) of this Agreement.

6.16       Anti-Corruption Laws.

(a)          Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b)           Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office, except in compliance with applicable law.

6.17       Excluded Indian Subsidiary. The Excluded Indian Subsidiary shall not (a) have any operations other than primarily research, development, quality assurance and other operations in furtherance thereof, (b) own cash and cash equivalents in an aggregate amount in excess of the amounts permitted to be invested under Section 6.6(n) at any given time, or (c) own any Intellectual Property. The Borrower and its Subsidiaries will not engage in any transaction that results in the Company directly owning any equity interests of the Excluded Indian Subsidiary.

6.18       Israeli Subsidiary. Except as shown on Schedule 6.18, Israeli Subsidiary shall not receive any grants from the IIA without the prior written consent of Required Lenders.

ARTICLE 7 - EVENTS OF DEFAULT

7.1          Events of Default; Acceleration. Upon the occurrence and during the continuation of any Event of Default, the obligation of each Lender to make any additional Loan shall be suspended. The occurrence and continuation of any of the following (each, an “Event of Default”) shall at the option of Agent, at the direction of the Required Lenders (1) make all sums of Basic Interest and principal, as well as any other Obligations and amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Agent the right to exercise any other right or remedy provided by contract or applicable law:

(a)          Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

(b)          Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or a Loan Party under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c)          If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect.

(d)          (i) Borrower or Israeli Subsidiary shall fail to pay its debts generally as they become due; or (ii) Borrower or Israeli Subsidiary shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower or Israeli Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower or Israeli Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or Israeli Subsidiary (as applicable) or is not dismissed within fifty (50) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of Borrower or Israeli Subsidiary (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower or Israeli Subsidiary pursuant to the provisions of Borrower’s or Israeli Subsidiary’s respective charter documents); or (iv) Borrower or Israeli Subsidiary shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e)          Borrower or any Loan Party shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lenders or to any Person in an amount in excess of the Threshold Amount.

(f)           Any Governmental Authority or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower or any Loan Party shall have any unfunded liabilities, any of which, in the reasonable judgment of Required Lenders, could reasonably be expected to have a Material Adverse Effect.

(g)          Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower or any Loan Party, including without limitation to any trust or similar entity, shall occur.

(h)          Any judgment(s) singly or in the aggregate in excess of $250,000 shall be entered against Borrower or any Loan Party which remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more days after entry thereof.

(i)           Borrower or any Loan Party shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(j)           Borrower or any Loan Party shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 20 days after the sooner to occur of Borrower’s or the Loan Party’s receipt of notice of such breach from Agent or any Lender or the date on which such breach first becomes known to any officer of Borrower or the Loan Party (the “Notice Date”); provided, however that if such breach is not capable of being cured within such 20-day period and Borrower or the Loan Party timely notifies Lenders of such fact and Borrower or the Loan Party diligently pursues such cure, then the cure period shall be extended to the date requested in its notice but in no event more than 30 days from the Notice Date; provided, further, that such 30-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower or any Loan Party.

7.2         Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by any Lender or Agent upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3          Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Required Lenders, sell all or any part of the Collateral, at public or private sales, to the Lenders or a designee of Lenders, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Required Lenders may deem commercially reasonable. To the extent permitted by law, Borrower and each Loan Party hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Required Lenders may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser, but neither Agent nor any Lender shall incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Agent may, at the direction of Required Lenders, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence, in each case, at the direction of Required Lenders:

(1)          Subject to the rights of any third parties, Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Required Lenders shall in their sole discretion determine;

(2)          Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower or the applicable Loan Party in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower and each Loan Party hereby releases Agent and each Lender from, and agrees to hold Agent and each Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than, with respect to Agent or any Lender, claims arising out of the gross negligence or willful misconduct of Agent or such Lender, respectively;

(3)          Upon request by Agent, Borrower and each Loan Party will execute and deliver to Agent a power of attorney, in form and substance reasonably satisfactory to Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower or the Loan Party shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Agent;

(4)          If, at any time when Required Lenders shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Agent may, at the direction of Required Lenders in their sole discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Required Lenders may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent may, at the direction of Required Lenders in their discretion, (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A)               as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B)                as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C)                as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D)                as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5)          Borrower and each Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower and each Loan Party also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4         Borrower’s Obligations upon Default. Upon the request of Agent, at the direction of Required Lenders, after the occurrence and during the continuance of an Event of Default, Borrower and each Loan Party will:

(a)          Assemble and make available to Agent the Collateral at such place(s) as Agent shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b)          Subject to the rights of any lessor, permit Agent, by Agent’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Agent or any Lender for rent or other compensation for the use of Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1         Compromise and Collection. Borrower, each Loan Party and Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower and each Loan Party hereby authorizes Agent, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Agent shall negotiate with the obligor, or abandon any Right to Payment, in each case, as directed by Required Lenders. Any such action by Agent shall be considered commercially reasonable so long as Required Lenders have made the determination in good faith based on information known to them at the time Agent takes any such action.

8.2         Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Agent may, at the direction of Required Lenders, perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral, provided that the Lenders shall fund amounts necessary to make such payments ratably in accordance with the principal amount of the Loans held by each Lender. In so performing or paying, Agent and Required Lenders shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Agent on demand for any amounts paid by Agent or any Lender pursuant to this Section, whereupon, Agent shall promptly deliver to Lenders such payments, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3          Power of Attorney. For the purpose of protecting and preserving the Collateral and Agent’s and Lenders’ rights under this Agreement, Borrower and each Loan Party hereby irrevocably appoints Agent, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower or such Loan Party is obligated to do hereunder, as directed by Required Lenders; to exercise such rights with respect to the Collateral as Borrower or such Loan Party might exercise, as directed by Required Lenders; to use such Inventory, Equipment, Fixtures or other property as Borrower might use, as directed by Required Lenders; to enter Borrower’s or the Loan Party’s premises; to give notice of Agent’s security interest in, and to collect the Collateral, as directed by Required Lenders; and before or after Default, to execute and file in the Borrower’s or applicable Loan Party’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Agent’s security interests in the Collateral. Borrower and each Loan Party hereby ratifies all that Agent shall lawfully do or cause to be done by virtue of this appointment.

8.4          Authorization for Agent to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Agent hereunder and thereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Agent to exercise such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Agent or any of its directors, officers, employees, agents or representatives be responsible to Borrower or any Loan Party for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Agent may exercise this power of attorney without notice to or assent of Borrower or the applicable Loan Party, in the name of the Borrower or the applicable Loan Party, or in Agent’s own name, from time to time in Agent’s sole discretion and at Borrower’s or the Loan Party’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Agent may, at the direction of Required Lenders:

(a)          Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b)          Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c)          Use or operate Collateral or any other property of Borrower or a Loan Party for the purpose of preserving or liquidating Collateral.

(d)          File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Agent for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e)          Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Agent for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Agent may apply for the appointment of a receiver or similar official to operate Borrower’s or a Loan Party’s business.

(f)           Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Agent’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5         Application of Proceeds. Any Proceeds and other monies or property received by Agent pursuant to the terms of this Agreement or any Loan Document may be applied as follows:

First, to Agent, the aggregate amount of all documented costs, expenses, indemnities and other amounts required to be reimbursed to Agent, in its capacity as such, until paid in full;

Second, to Agent, for the ratable benefit of Lenders (in accordance with the portion funded by each Lender), the aggregate amount of all Obligations arising on account of payments made by Agent in accordance with Section 8.2, until repaid in full;

Third, to Lenders, ratably in accordance with principal amount of the Loans held by each Lender, an amount equal to the aggregate costs, expenses, indemnities or other amounts then required to be reimbursed to such Lender, until paid in full;

Fourth, to Lenders, ratably in accordance with aggregate amount of any fees, premiums or similar payments due to each Lender in respect of the Loans held by such Lender, an amount equal to the aggregate fees, premiums or other similar such payments due to such Lender in respect of the Loans, until paid in full;

Fifth, to Lenders, ratably in accordance with accrued and unpaid interest in respect of the Loans and the other Obligations due to each Lender, an amount equal to the aggregate accrued and unpaid interest on the Loans and other Obligations then due, until paid in full;

Sixth, to Lenders, ratably in accordance outstanding principal due to each Lender in respect of the Loans, an amount equal to the aggregate principal outstanding in respect of the Loans then due, until paid in full;

Seventh, to Agent and each Lender, ratably in accordance with any other Obligations due to such Lender, an amount equal to all other Obligations due and payable to Agent and each Lender, until paid in full; and

Last, the balance, if any, to Borrower or as otherwise required by applicable law.

8.6         Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Agent or any Lender, then Borrower shall be liable for any such deficiency.

8.7          Agent Transfer. Upon the transfer of all or any part of the Obligations, Agent may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Agent hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Agent shall retain all rights and powers hereby given.

8.8          Agent’s Duties.

(a)         Agent shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Agent shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Agent has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Agent .

(b)          Agent may at any time deliver the Collateral or any part thereof to Borrower or the applicable Loan Party and the receipt of Borrower or the Loan Party shall be a complete and full acquittance for the Collateral so delivered, and Agent shall thereafter be discharged from any liability or responsibility therefor.

(c)          Neither Agent, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower, a Loan Party or any other party through the ordinary negligence of Agent, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Agent.

8.9          Termination of Security Interests and Loan Documents. Upon the payment in full of the Obligations (other than inchoate indemnity obligations) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents, and if Lenders have no further obligations to make Loans in connection with their Commitments, the security interest granted hereby shall terminate, all rights to the Collateral shall revert to Borrower or the applicable Loan Party and this Agreement and the other Loan Documents shall terminate; provided that (i) those obligations, liabilities, covenants and terms that are expressly specified herein and in any other Loan Document as surviving that respective agreement’s termination, including without limitation, Borrower’s and each Loan Party’s indemnity obligations set forth in this Agreement, shall continue to survive notwithstanding anything to the contrary set forth herein, and (ii) nothing set forth herein shall affect or be deemed to affect those obligations, liabilities, covenants and terms set forth in any warrant instrument issued to a Lender or set forth in any other equity securities or convertible debt securities of Borrower acquired by Lenders in connection with this Agreement. Upon any such termination, Agent shall return all Collateral in its possession or control to Borrower or the applicable Loan Party and, at Borrower’s or the Loan Party’s expense, authorize, execute and/or deliver, as applicable, to Borrower or the Loan Party such documents as Borrower or the Loan Party shall reasonably request to evidence such termination.

ARTICLE 9 - GENERAL PROVISIONS

9.1          Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2         Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, each Loan Party, Lenders, Agent and their respective successors and assigns; provided, however, that neither Borrower nor a Loan Party may not assign or transfer its rights or obligations under any Loan Document. Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender’s rights and obligations under the Loan Documents provided that, so long as no Event of Default has occurred and is continuing, neither Lender shall assign any of such rights or obligations to any competitor of Borrower. In connection with any of the foregoing, Lenders and Agent may disclose all documents and information which Lenders and Agent now or hereafter may have relating to the Loans, Borrower, a Loan Party or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower or the Loan Party than are set forth in Section 9.13 hereof.

9.3          No Waiver. Any waiver, consent or approval by Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lenders have the right at their sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lenders agree otherwise in writing.

9.4         Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5         Unenforceable Provisions. Any provision of any Loan Document executed by Borrower or a Loan Party which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6         Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7          Indemnification; Exculpation. Borrower and each Loan Party shall pay and protect, defend and indemnify each Lender, Agent and each Lender’s and Agent’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Indemnified Parties”) against, and hold each Lender, Agent and each of such Indemnified Parties harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by each Lender, Agent and each of such Indemnified Parties, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower or a Loan Party and a third party, or (iii) any contention that Borrower or a Loan Party has failed to comply with any law, rule, regulation, order or directive applicable to its business; provided, however, that this indemnification shall not apply to any of the foregoing to the extent incurred as the result of any Lender’s, Agent’s or any of such Indemnified Parties’ gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lenders.

9.8         Reimbursement. Borrower and each Loan Party shall reimburse each Lender and Agent for all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by each Lender and Agent in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to each Lender’s and Agent’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due to each Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lenders or Agent under the Loan Documents. For the purposes of this section, attorneys’ fees shall include, without limitation, reasonable fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by any Lender or Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9         Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Borrower, each Loan Party, Lenders and Agent expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10       Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower, each Loan Party, each Lender and Agent.

9.11       Governing Law and Jurisdiction.

(a)          THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THE ISRAELI SECURITY DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b)          ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, EACH LOAN PARTY, LENDERS AND AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, EACH LOAN PARTY, LENDERS AND AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, EACH LOAN PARTY, LENDERS AND AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9.12       Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER, EACH LOAN PARTY, LENDERS AND AGENT EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, EACH LOAN PARTY, LENDERS AND AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, including to the extent any Lender or Agent seeks to enforce any judgment or takes any legal action in any other jurisdiction to realize upon the Collateral, the parties hereto agree that, with respect to any actions and proceedings with respect to which the above jury trial waiver is not enforceable, such disputes shall be decided by a reference to a private judge, mutually selected by the parties. This Section 9.12 shall survive the termination of this Agreement.

9.13       Confidentiality. Each Lender and Agent agrees to hold in confidence all confidential information that it receives from Borrower or a Loan Party pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for each Lender and Agent; (b) to other professional advisors to each Lender and Agent; (c) to regulatory officials having jurisdiction over each Lender and Agent to the extent required by law; (d) to each Lender’s and Agent’s investors and prospective investors (subject to the same confidentiality obligation set forth herein), and in each Lender’s and Agent’s SEC filings as required by law; (e) as required by law or legal process or in connection with any legal proceeding to which Lenders, Agent and Borrower or a Loan Party are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of each Lender’s rights hereunder to any assignee or participant (subject to the same confidentiality obligation set forth herein); (g) to each Lender’s and Agent’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or Governmental Authority, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving any Lender or Agent relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with each Lender’s and Agent’s examination or audit. For purposes of this section, each Lender, Agent, Borrower and Loan Party agree that “confidential information” shall mean any information regarding or relating to Borrower or Loan Party other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by such Lender or Agent in violation of this section, (ii) information which becomes available to any Lender or Agent from any other source (other than Borrower or a Loan Party) which such Lender or Agent does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that such Lender or Agent knows on a non-confidential basis prior to the disclosure to such Lender or Agent by Borrower or Loan Party. In addition, Borrower agrees that each Lender and Agent may upon prior written notice use Borrower’s name, logo and/or trademark in connection with certain promotional materials that each Lender and Agent may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating to the fact that each Lender and Agent has a financing relationship with Borrower.

ARTICLE 10 - AGENCY

10.1       Appointment. Each Lender hereby irrevocably appoints Avenue Venture Opportunities Fund, L.P. to act on its behalf as the administrative agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

10.2       Indemnity. Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Commitment percentage in effect on the date on which indemnification is sought under this Section 10.2, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, a Supplement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of each Loan and all other amounts payable hereunder. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of any Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

10.3       Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

10.4       Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(a)	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(b)	have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Required Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)	except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

10.5       Duties. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.6       Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

10.7       Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by Borrower or a Loan Party to secure any of the Obligations. Each Lender hereby authorizes Agent, on behalf of and for the ratable benefit of Lenders, in its capacity as collateral agent, to enter into any of the Loan Documents as secured party for purposes of acquiring, holding and enforcing all Liens on Collateral (and any other collateral from time to time securing the Obligations), and as Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document. All powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof. In the event of a foreclosure on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled (subject to the proviso at the end of this sentence), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale; provided however, that neither Agent nor any Lender shall “credit bid” at any foreclosure and/or other public or private sale absent the consent of the Required Lenders. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) that bind Lenders with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any Subordinated Debt.

10.8       Successor Agents. Agent may resign upon thirty (30) days’ written notice to the Lenders and Borrower. If Agent shall resign in its capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, subject to the filing of any and all requisite documentation to the Israeli Registrar of Companies, Israeli Registrar of Pledges and Israeli Patents Office (as applicable), and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

ARTICLE 11 - - DEFINITIONS

The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower or a Loan Party (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or a Loan Party or from any other transaction, whether or not the same involves the sale of goods or services by Borrower or a Loan Party (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s or a Loan Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s or a Loan Party’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower or a Loan Party under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or a Loan Party or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower or a Loan Party), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by any Lender.

“Borrowing Request” means a written request from Borrower in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other transaction involving Borrower; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the Board of Directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means all of Borrower’s or a Loan Party’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower or a Loan Party, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower or a Loan Party and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. The Collateral shall, however, specifically exclude the Excluded Assets.

Notwithstanding the foregoing the term “Collateral” shall not include: (i) any stock or other securities held of record by Borrower in the Excluded Indian Subsidiary, or more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code) other than the Israeli Subsidiary, provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary; (ii) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent the granting of a security interest in such “intent to use” trademarks would be contrary to applicable law; or (iii) any contract, Instrument or Chattel Paper in which Borrower has any right, title or interest if and to the extent such contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (A) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, Instrument or Chattel Paper, or (B) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code or principles of equity); provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and Borrower shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such contract, Instrument or Chattel Paper and in any such monies and other proceeds of such contract, Instrument or Chattel Paper.

“Commitment” means the obligation of each Lender to make Loans to Borrower up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the applicable Designated Rate plus five percent (5%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Excluded Assets” means assets of the Israeli Subsidiary charged under the charges recorded at the Israeli Companies Registrar as charges nos. 3, 6 and 7 as long as such charges remain in effect.

“Excluded Indian Subsidiary” means Dario Health Services Private Limited, an Indian company.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower or a Loan Party may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any regulatory agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means that certain guarantee, dated as of the Closing Date and executed and delivered by Israeli Subsidiary, as the same may be amended or restated from time to time, and any other guarantees delivered to Agent by Affiliates of Borrower, as the same may be amended or restated from time to time.

“Guarantor” means (i) Israeli Subsidiary, and (ii) any Affiliates of a Borrower who from time to time may deliver a Guarantee to Agent.

“IIA” is the Israel Innovation Authority of the Israeli Ministry of the Economy.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, including with respect to any Israeli entity, under the Israeli Insolvency Law or the Israeli Companies Ordinance, 1983, including but not limited to a freeze order “hakpaat halichim”, an order for the initiation of proceedings, or an order for rehabilitation under the Israeli Insolvency Law, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s or a Loan Party’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower or a Loan Party in favor of Agent, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower or a Loan Party for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s or a Loan Party’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or a Loan Party or is held by others for Borrower’s or a Loan Party’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Center” is The Israeli Investment and Development Authority for Industry and Economy.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Israeli Companies Law” means the Israeli Companies Law, 1999.

“Israeli Fixed Charge” means that certain fixed charge debenture, governed by the laws of Israel and dated as of the Closing Dave, executed by Israeli Subsidiary in favor of Agent, creating an Israeli law fixed charge over but not limited to, intellectual property, fixed assets, customer accounts, if any and bank accounts of Israeli Subsidiary, as amended, restated, or otherwise modified from time to time but excluding the Excluded Assets.

“Israeli Floating Charge” means that certain floating charge debenture, governed by the laws of Israel and dated as of the Closing Dave, executed by Israeli Subsidiary in favor of Agent, creating a first ranking Israeli law floating charge over the Charged Assets (as defined therein) of Israeli Subsidiary, as amended, restated, or otherwise modified from time to time.

“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018.

“Israeli Security Documents” means, collectively, the Israeli Floating Charge, the Israeli Fixed Charge, all in favor of the Agent, and any other Israeli law governed security document entered into from time to time, each as amended, restated, supplemented or otherwise modified from time to time.

“Israeli Subsidiary” means LabStyle Innovation Ltd., an Israeli company.

“Lender Undertaking” means the undertaking to acknowledge, and adhere with, inter-alia, the Israeli Encouragement for Industrial R&D Law 19842.

“Letter-of-Credit Rights” means any “letter-of-credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” has the meaning specified in the Supplement.

“Loan Documents” means, individually and collectively, this Agreement, each Supplement, each Note, the Intellectual Property Security Agreements, each of the Israeli Security Documents, and any other security or pledge agreement(s), the Guarantee, any Warrant issued by Company in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Loan Party” means, individually and collectively, each Borrower and each Guarantor.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower or Israeli Subsidiary; (b) a material impairment of the ability of Borrower or Israeli Subsidiary to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect, priority or enforceability against Borrower or Israeli Subsidiary of any Loan Document to which they are a party.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower or a Loan Party to each Lender or Agent now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrant), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by such Lender or Agent by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower or such Loan Party may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by each Lender and Agent in connection with the collection and enforcement thereof as provided for in any such Loan Document.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

2 This term is not used in the LSA. Is it used elsewhere?

“Permitted Lien” means:

(a)          involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b)          Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c)          security interests on any property held or acquired by Borrower or a Loan Party in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d)          Liens in favor of Agent;

(e)          bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Agent has been executed and delivered to Agent to the extent required under Section 6.11;

(f)           materialmen’s, mechanics’, repairmen’s, warehousemen’s, carriers’, landlord’s (subject to Section 5.9(e) hereof), employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g)          any judgment, attachment or similar Lien, unless the judgment it secures exceeds the $250,000 and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

(h)          licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(i)           Liens securing Subordinated Debt;

(j)           Liens which have been approved by Lenders in writing prior to the Closing Date, as shown on Schedule 6.2 hereto;

(k)          the interests of licensors under inbound licenses to Borrower or a Loan Party;

(l)           the interests of sub-lessees under subleases of real property;

(m)         Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(n)          deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature arising as a matter of law and incurred in the ordinary course of business;

(o)          zoning restrictions, easements, rights of way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

(p)          Liens and encumbrances of record securing Indebtedness that has been paid off, or will be paid off as of the date hereof, to the extent terminated within thirty (30) days after the date hereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower or a Loan Party from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or a Loan Party from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower or a Loan Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority) any claim of Borrower or a Loan Party against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of Borrower’s or a Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter-of-Credit Rights.

“Records” means all Borrower’s or a Loan Party’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s or such Loan Party’s business.

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Required Lenders” (and each a “Required Lender”) means, as of any date of determination, Lenders holding at least 51% of the outstanding principal balance of the total principal amount of Loans then outstanding.

“Rights to Payment” means all Borrower’s or a Loan Party’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Agreement, the Supplement hereto, the Intellectual Property Security Agreements, the Israeli Security Documents, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Agent’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in Israeli Subsidiary, (b) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code) other than Israeli Subsidiary or Excluded Indian Subsidiary, and (c) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code) except as provided in clauses (a) and (b) above.

“SPAC Transaction” shall have the meaning set forth in the Supplement.

“Subordinated Debt” means Indebtedness (i) approved by Required Lenders; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower or a Loan Party following default have been made subordinate to the Liens of Agent and to the prior payment to each Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Required Lenders in their sole but reasonable discretion or (B) on terms otherwise approved by Required Lenders in their sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries.

“Supplement” means that certain supplement to the Loan and Security Agreement, dated as of the Closing Date, as the same may be amended or restated from time to time, and any other supplements entered into between Borrower, each Loan Party and each Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” has the meaning specified in the Supplement.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or a Loan Party or in which Borrower or a Loan Party now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrant” has the meaning specified in the Supplement.

[Signature page follows]

[Signature pages to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

DARIOHEALTH CORP.

By:	/s/ Zvi Ben-David
Name:	Zvi Ben-David
Title:	Chief Financial Officer

PSYINNOVATIONS, INC.

By:	/s/ Zvi Ben-David
Name:	Zvi Ben-David
Title:	Treasurer

GUARANTOR:

LABSTYLE INNOVATION LTD.

By:	/s/ Zvi Ben-David
Name:	Zvi Ben-David
Title:	Director

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Schedules to Loan and Security Agreement follow]

Schedules to

Loan and Security Agreement

dated as of May 1, 2023

between

DarioHealth Corp., PsyInnovations, Inc., and LabStyle Innovation Ltd.

and

Avenue Venture Opportunities Fund, L.P.

and

Avenue Venture Opportunities Fund II, L.P.

Schedule of Exceptions

See attachment hereto.

i

Schedule 3.5           Litigation

DarioHealth Corp.:

None.

PsyInnovations, Inc.:

None.

LabStyle Innovation Ltd.:

None.

Schedule 3.7          Subsidiaries

DarioHealth Corp.:

Labstyle Innovation Ltd., an Israeli company

PsyInnovations Inc., a Delaware corporation

PsyInnovations, Inc.:

Dario Health Services Private, an Indian company (99%)

LabStyle Innovation Ltd.:

Dario Health Services Private, an Indian company (1%)

Schedule 3.16         IIA and Investment Center

Israeli Subsidiary assumed the rights and obligations regarding IIA dockets numbered 55583 and 52260 and is this subject to repayment of grants based on the Israeli Encouragement for Industrial R&D Law 1984.

The total amount outstanding in favor of the IIA in connection with the acquisition of certain funded intellectual property acquired from Physimax Technology Ltd. (docket # 52260), is approximately US$880,000 on the date hereof.

There are no outstanding royalty payments with respect to docket #55583 on the date hereof.

Schedule 6.1          Permitted Indebtedness

DarioHealth Corp.:

None.

PsyInnovations, Inc.:

None.

LabStyle Innovation Ltd.:

None.

v

Schedule 6.2          Permitted Liens

DarioHealth Corp.:

None.

PsyInnovations, Inc.:

None.

LabStyle Innovation Ltd.:

Bank guarantee issued to the benefit of the landlord of LabStyle Innovation Ltd.’s office in Caesarea in the amount of approximately $120,000 secured against bank deposits in Bank Leumi and a lien covering the bank guarantees. Lien in the amount of approximately $70,000 securing credit cards lines issued by Bank Leumi.

Schedule 6.6          Permitted Investments

DarioHealth Corp.:

Subsidiary (Issuer)	Ownership	Certificated/Uncertificated (and if certificated, Certificate No.)	Type of Security; Par Value (if applicable)
LabStyle Innovation Ltd.	DarioHealth Corp. – 100%	Certificated	Common Shares; 0.01 NIS
PsyInnovations, Inc.	DarioHealth Corp. – 100%	Certificated	Common Shares; US$0.0001

PsyInnovations, Inc.:

Subsidiary (Issuer)	Ownership	Certificated/Uncertificated (and if certificated, Certificate No.)	Type of Security; Par Value (if applicable)
Dario Health Services Private Limited	PsyInnovations Inc. – 99%	Uncertificated	Common Shares

LabStyle Innovation Ltd.:

Subsidiary (Issuer)	Ownership	Certificated/Uncertificated (and if certificated, Certificate No.)	Type of Security; Par Value (if applicable)
Dario Health Services Private Limited	LabStyle Innovation Ltd. – 1%	Uncertificated	Common Shares

Schedule 6.18         Israeli Subsidiary

None.